Inland Real Estate Corporation
2014 Annual Cash Incentive Plan

The purpose of this 2014 Annual Cash Incentive Plan (the “Bonus Plan”) of Inland Real Estate Corporation (the “Company”) is to focus the Company’s management on the achievement of certain Company, business unit and individual objectives and to provide for annual cash incentive opportunities that are subject to the achievement of such objectives in order to retain and incentivize the Company’s management team.

I.	Administration
The Bonus Plan shall be administered by the Compensation Committee (the “Committee”) of the board of directors of the Company. The Committee shall have exclusive authority to interpret, construe and administer the Bonus Plan, including but not limited to, the right to remedy or resolve possible ambiguities, inconsistences or omissions, by general rule or particular decisions. Except as otherwise specifically provided in this Bonus Plan, the Committee shall have the sole and absolute discretion to approve all bonuses and determine payment amounts under the Bonus Plan. All findings of fact, decisions, determinations and interpretations of the Committee as to all matters relating to, or arising under, the Bonus Plan shall be final, binding and conclusive on any eligible employee of the Company.

II.	Eligibility
Eligibility under the Bonus Plan is limited to the senior executives of the Company designated by the Committee to participate in the Bonus Plan (“Participants”). The initial Participants for 2014 and their total respective cash bonus opportunities (expressed as a percentage of the Participant’s base salary) for 2014 are set forth in the table below. Any cash bonus amounts paid under the Bonus Plan in respect of performance below target will be paid in the sole discretion of the Committee. The bonus opportunities for the 2015 and 2016 performance periods will be determined by the Committee and will be no less than the cash bonus opportunities for 2014.

2014 Bonus Opportunities
Participant (Title)	Target (% of Salary)	Maximum (% of Salary)
Mark Zalatoris (President & Chief Executive Officer)	45%	65%
Brett Brown (EVP, Chief Financial Officer and Treasurer)	40%	60%
D. Scott Carr (EVP and Chief Investment Officer)	40%	60%
Beth Sprecher Brooks (SVP, General Counsel & Secretary)	40%	60%
William Anderson (SVP, Transactions)	40%	60%
XXXXXX	XX%	XX%
XXXXXX	XX%	XX%

III.	2014 Performance Metrics
The following table sets forth the 2014 performance metrics and the weighting of each such performance metric for each Participant as a percentage of his or her total 2014 annual bonus opportunity. The Committee, however, in its sole discretion, may modify or adjust the performance measures and their respective weightings for any plan year as determined by the Committee in good faith in the event of any extraordinary, unusual, nonrecurring or similar events (including, without limitation, a sale, acquisition or disposition, merger, consolidation, spin-off, combination, recapitalization, reorganization, or other similar transactions or events) or any change in applicable laws, regulations or accounting principles or standards expected to impact the Company and/or Business Unit results for that year.

2014 Performance Metrics – Weighting Percentages
Participant	Recurring FFO Performance	Business Unit Performance	Individual Performance Objectives
Mark Zalatoris	80%	0%	20%
Brett Brown
D. Scott Carr
Beth Sprecher Brooks	40%	40%	20%
William Anderson
XXXXXX
XXXXXX

A.	FFO Performance Levels
Based upon the Company’s 2014 Recurring FFO per share (as defined below), the applicable weighting percentage of the 2014 performance metrics based on the Company’s Recurring FFO performance will be paid in accordance with the following table and the provisions of this section. For purposes of this Bonus Plan, “Recurring FFO” shall be the amount reported as Recurring Funds From Operations attributable to common stockholders, per weighted average common share (diluted) in the Company’s annual report on Form 10-K filed with the SEC for the fiscal year ending December 31, 2014.

2014 Recurring FFO Performance Goals
Participant	Target	Maximum
All Participants	$0.XX Per Share	$0.XX Per Share and Above

For Recurring FFO achieved between target and maximum performance levels, bonus percentage payouts will not exceed the target payout levels, except as determined by the Committee in its sole discretion. Any amounts paid in respect of performance below target will be paid in the sole discretion of the Committee.

B.	Business Unit Performance Levels
The applicable percentage of the bonus award based on 2014 Business Unit performance (if any) will be paid in accordance with the following tables and the provisions of this section. Any amounts paid in respect of performance below target will be paid in the sole discretion of the Committee.

There are four metrics that measure Business Unit performance: (1) XXXXXX, (2) XXXXXX, (3) XXXXXX (4) specific departmental goals.

To the extent that Business Unit performance goals are applicable to a particular Participant, each Business Unit performance metric is weighted equally. Accordingly, each Business Unit performance metric below represents 25% of the total Business Unit target bonus opportunity for 2014.

To the extent that there are multiple performance metrics applicable to a particular Business Unit performance goal, each performance metric is weighted equally. For example, each of the “XXXXXX” and “XXXXXX” performance metrics below represents 12.5% (i.e., 1/2 of 25%) of the total Business Unit target bonus opportunity for 2014.

2014 Business Unit Performance Goals
Performance Metric	Target	Maximum
XXXXXX	XX%	XX%
XXXXXX	XX%	XX%
XXXXXX	XX% Xx	XX% Xx
XXXXXX	See “2014 Departmental Goals” tables below

Achievement of specific departmental goals specified in the following tables, in each case, will be assessed by Mr. Zalatoris whose assessment will be subject to the review and approval of the Committee. Each Departmental Goal performance metric described below shall have equal weighting (1/6 or 16-2/3%) in determining the “Specific Departmental Goals” portion of the overall Business Unit performance opportunity.

2014 Departmental Goals
Performance Metric	Target	Maximum
XXXXXX	$X	$X
XXXXXX	$X	$X
XXXXXX	X%	X%
XXXXXX	X%	X%
XXXXXX	XX%	XX%
XXXXXX	$X	$X

C.	Individual Objectives
Achievement of a Participant’s 2014 bonus opportunity which is attributable to Individual Performance shall be determined based on the Participant’s performance, as determined by (i) the Committee, with respect to the Company’s chief executive officer, and (ii) the Company’s chief executive officer, with respect to the Participants other than the Company’s chief executive officer. Such determination shall be made in the sole discretion of the Committee or the chief executive officer, as the case may be, based on its or his subjective assessment of the Participant’s performance. In making individual objective performance determinations, the Committee or the chief executive officer, as the case may be, may consider such quantitative and/or qualitative criteria, as it or he determine in its or his sole discretion.

IV.	Determination; Payment
As soon as practicable following the end of the 2014 plan year, (a) the Committee, in its sole discretion, shall determine whether and to what extent the performance goals for 2014 have been attained and calculate the appropriate award, if any, for the Company’s chief executive officer based on the weight and level of achievement for all applicable 2014 performance metrics, and (b) Company’s chief executive officer, subject to the approval of the Committee except with respect to individual objectives, shall determine whether and to what extent the performance goals for 2014 have been attained and calculate the appropriate award, if any, for each other Participant based on the weight and level of achievement for all applicable 2014 performance metrics.
2014 bonuses shall be paid in cash, less applicable taxes and withholdings, in a lump sum, to the Participants following the end of the 2014 plan but in no event later than March 31, 2015. Except as otherwise provided in a Participant’s employment agreement, the Participant must be actively employed on December 31, 2014 in order to receive any bonus under the Bonus Plan for 2014.

V.	Miscellaneous
Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of Company or any of its affiliates, Company's independent certified public accountants or any executive compensation consultant, legal counsel or other professional retained by Company to assist in the administration of the Bonus Plan. To the fullest extent permitted by applicable law, no member of the Committee, nor any officer or employee of Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Bonus Plan, and all members of the Committee and any officer or employee of Company acting on its behalf shall, to the extent permitted by law and Company's corporate governance documents, be fully indemnified and protected by Company with respect to any such action, determination or interpretation.
The Committee may at any time alter, amend, suspend or terminate the Bonus Plan, including during the 2014 plan year. No such amendment, suspension or termination shall adversely affect any amounts previously paid under the Plan to a Participant. Neither the Company nor any affiliate has any obligation to continue the Bonus Plan or to offer an annual bonus plan in any future year.
Nothing in the Bonus Plan nor the payment of an incentive award hereunder shall confer upon any Participant the right to continue in the employment of Company or affect any right that Company may have to terminate the employment of (or to demote or to exclude from future payments under the Bonus Plan) any such Participant at any time for any reason.
The obligations of the Company or any other affiliated entity under the Bonus Plan shall be binding upon any successor corporation or organization to all or substantially all of the business and/or assets of the Company or entity, as the case may be (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise).
No payment under the Bonus Plan, nor any other right or benefit under the Bonus Plan, shall be subject to alienation, sale, assignment, pledge, encumbrance, garnishment, execution or levy of any kind or charge, and any attempt to alienate, sell, assign, pledge, encumber and, to the extent permitted by applicable law, garnish, execute upon or levy upon the same, shall be void and shall not be recognized or given effect by Company.
The Bonus Plan shall be funded from the general assets of the Company as and when payments become due under the Bonus Plan. Participants do not have any right or interest, whether vested or otherwise, in the Bonus Plan or in any amount payable under the Bonus Plan unless all of the terms, conditions and provisions of the Bonus Plan have been complied with. Nothing contained in the Bonus Plan shall require the Company to segregate or earmark any cash, shares of stock or other property for payment of amounts under the Bonus Plan.
The Bonus Plan and all determinations made and actions taken thereunder shall be governed by the laws of the State of Illinois.
The Company shall have the right to make, or cause to be made, such provisions as it deems necessary or appropriate to satisfy any obligations it may have under law to withhold federal, state or local income or other taxes incurred by reason of payments pursuant to the Bonus Plan.
Notwithstanding any provision of the Bonus Plan to the contrary, it is intended that the provisions of the Bonus Plan comply with or be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and all provisions of the Bonus Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Any adjustments made pursuant to this Bonus Plan shall be determined in a manner consistent with Section 409A of the Code to the extent so required.